Unica Announces Financial Results for Second Quarter Fiscal 2009

WALTHAM, Mass. – April 30, 2009 – Unica Corporation (Nasdaq: UNCA), a leading global provider of enterprise marketing management (EMM) solutions, today announced financial results for its second quarter fiscal 2009 ended March 31, 2009.

For the second quarter fiscal 2009, the company reported total revenue of $23.3 million, consistent with the company’s preliminary results. This represents a decrease of 24% compared with the second quarter of fiscal 2008. Subscription revenue was $4.4 million, an increase of 45%, perpetual license revenue was $4.2 million, a decrease of 64%, maintenance revenue on perpetual licenses was $10.8 million, an increase of 1%, and services revenue was $3.8 million, a decrease of 29%, each compared to the second quarter fiscal 2008.

“While our business related to perpetual software licenses continues to face strong economic- related headwinds, our subscription-based offerings are experiencing solid demand levels and growth. During the second quarter, we also closed several sizeable transactions on a subscription basis even though our solutions are being deployed on-premise,” stated Yuchun Lee, chief executive officer of Unica Corporation. “We believe the EMM market will experience healthy demand for both subscription and perpetual license solutions from a long-term perspective. This supports our strategy to provide customers with flexibility in their purchase and deployment options, which enables Unica to maximize its addressable market opportunity and adapt to customer’s changing preferences over time.”

Lee added, “We continue to believe that EMM represents a large, under-penetrated market opportunity. In addition, we are highly confident in Unica’s ability to weather this economic cycle based on our market and technology leadership position, large customer base and strong balance sheet. ”

For the quarter ended March 31, 2009, Unica reported loss from operations, in accordance with generally accepted accounting principles (GAAP), of $17.3 million, compared to loss from operations of $777,000 for the quarter ended March 31, 2008. GAAP loss from operations for the quarter ended March 31, 2009 includes $1.3 million of non-cash share-based compensation expense, $678,000 of amortization of acquired intangible assets and a $15.3 million goodwill impairment charge. GAAP net loss for the quarter ended March 31, 2009 was $16.1 million, compared to GAAP net loss of $277,000 for the quarter ended March 31, 2008. GAAP net loss per share for the quarter ended March 31, 2009 was $0.77, compared to GAAP net loss per share of $0.01 in the corresponding quarter of the prior year.

During the closing process for the quarter ended March 31, 2009, the company performed an interim impairment assessment of its goodwill and other intangible assets due primarily to the decline in the company’s market capitalization and operating results caused by the difficult economic environment. As a result of this assessment, the company recorded a $15.3 million expense relating to the impairment of goodwill. A related adjustment was also made to the company’s balance sheet.

For the quarter ended March 31, 2009, non-GAAP income from operations, which excludes the above mentioned non-cash share-based compensation expense, amortization of acquired intangible assets, and the goodwill impairment charge, was approximately break-even, compared to non-GAAP income from operations of $1.5 million for the quarter ended March 31, 2008. Non-GAAP net loss was $338,000 for the quarter ended March 31, 2009. This compares to non-GAAP net income of $1.2 million for the quarter ended March 31, 2008. Non-GAAP net loss per diluted share was $0.01 for the quarter ended March 31, 2009, compared to net income per diluted share of $0.05 for the corresponding quarter of the prior year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

As of March 31, 2009, Unica had cash, cash equivalents and investments of $47.7 million, an increase compared to $46.5 million at December 31, 2008, due primarily to $2.5 million of cash provided by operations.

At March 31, 2009, deferred revenue was $37.3 million, a decrease compared to $37.9 million at December 31, 2008.

Kevin Shone, chief financial officer of Unica, said, “Unica’s commitment to improving its operational efficiency is reflected by the third consecutive quarter in which non-GAAP operating expenses have been reduced, leading to an 18% reduction compared to the prior-year quarter. In light of the continued challenging macro environment, we will continue to focus on cost controls. We will continue to invest in our growth initiatives with the goal of delivering positive non-GAAP operating profitability for the full year fiscal 2009.”

The preceding forward-looking information with respect to non-GAAP operating income for the full year fiscal 2009 excludes share-based compensation expense, amortization of acquired intangible assets related to previous acquisitions and the impairment of goodwill, but includes restructuring charges incurred during the first quarter.

Additional Second Quarter and Recent Business Highlights:

•	Continued to expand its perpetual license business with industry leaders across a broad range of vertical markets, including telecommunications, technology, life sciences, travel and leisure, retail, financial services, insurance, and energy and utility. New customers added during the second quarter include: Advanta Bank Corp., Assurant, and Foxtel, among others. In addition, the company expanded the scope of its relationship with existing customers, including Allstate, Credit du Nord, CVS, DiGi, HDFC Bank, Invitrogen, Liberty Mutual, M&T Bank, and Orange, among others.

•	Added customers for its subscription offerings, including Bank Mizrahi, BT Conferencing, Clover Technologies, Columbus Regional Hospital, CNA Insurance, Career Builder, Deutsche Bank Belgium, First Tennessee Bank, Guitar Center, IBA Molecular, Massachusetts Medical Society, and Vault.com, among others.

•	Positioned in the “Leaders’” quadrant in both the Gartner, Inc.’s “Magic Quadrant for Marketing Resource Management” report, (February 9, 2009) and “Magic Quadrant for Multichannel Campaign Management” (April 24, 2009).

•	Appointed Gerry Wilson to chief information officer, where he will guide Unica’s Information Technology organization, as well as the Facilities organization. Wilson previously served as senior vice president and CIO of RSA Security, now known as RSA, the Security Division of EMC.

Conference Call Details

Unica will discuss its quarterly results and related matters via a teleconference today, April 30, 2009 at 5:00 p.m. ET. To access this call, dial 888-801-6490 (domestic) or 913-981-5591 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com.

A replay of this conference call will be available from 8:00 p.m. ET on Thursday, April 30, 2009 through 11:59 p.m. ET on Thursday, May 14, 2009 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4947425. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.

Non-GAAP Financial Measures

Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, and earnings per share.

Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both an historic and a forward-looking basis, these non-GAAP measures exclude:

•	Expense associated with the amortization of intangible assets related to acquisitions and the impairment of goodwill, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to options to purchase common stock, the employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Unica

Unica Corporation (Nasdaq: UNCA) is a leading global provider of enterprise marketing management (EMM) software and services. The most comprehensive EMM suite on the market today, Unica’s marketing management solutions streamline the entire marketing process from analysis and planning to project management, execution and measurement. More than 800 companies worldwide depend on Unica for their enterprise marketing management solution.

Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit www.unica.com.

Note to editors: Copyright 2009 Unica Corporation. Unica and the Unica logo are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Forward-looking Statements

The information provided in this press release above contains forward-looking statements that relate to future events and future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change; and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including those factors listed in the Company’s most recent Quarterly Report on Form 10-Q and the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2008 under “Risk Factors”, which factors could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Media contact:
Dan Ring
Unica Corporation
781-487-8641
dring@unica.com

Investor contact:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	September 30,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$43,617	$35,799
Short-term investments	4,107	11,482
Accounts receivable, net	19,235	21,339
Prepaid expenses and other current assets	3,561	6,116

Total current assets	70,520	74,736
Property and equipment, net	4,602	4,781
Long-term investments	—	2,989
Goodwill and other acquired intangible assets, net	15,977	33,028
Other assets	1,541	1,375

Total Assets	$92,640	$116,909

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,051	$3,536
Accrued expenses	11,459	14,527
Short-term deferred revenue	36,075	35,369

Total current liabilities	49,585	53,432
Long-term deferred revenue	1,198	1,733
Other long-term liabilities	473	1,738

Total liabilities	51,256	56,903
Stockholders’ equity	41,384	60,006

Total liabilities and stockholders’ equity	$92,640	$116,909

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Revenue:
License	$4,205	$11,635	$10,665	$22,780
Maintenance and services	14,628	16,092	29,984	30,681
Subscription	4,423	3,060	8,701	5,790

Total Revenue	23,256	30,787	49,350	59,251
Costs of revenue:
License	505	828	1,141	1,587
Maintenance and services	4,483	6,637	9,704	12,430
Subscription	1,037	652	2,050	1,305

Total cost of revenue	6,025	8,117	12,895	15,322

Gross profit	17,231	22,670	36,455	43,929
Operating expenses:
Sales and marketing	9,919	12,626	20,941	24,387
Research and development	4,970	5,864	10,416	11,811
General and administrative	3,932	4,583	7,889	9,577
Restructuring charges (credits)	(6)	(20)	748	(286)
Goodwill impairment	15,266	—	15,266	—
Amortization of acquired intangible assets	450	394	935	787

Total operating expenses	34,531	23,447	56,195	46,276

Loss from operations	(17,300)	(777)	(19,740)	(2,347)
Other income (expense), net	(323)	182	(1,200)	763

Loss before income taxes	(17,623)	(595)	(20,940)	(1,584)
Provision for (benefit from) from income taxes	(1,492)	(318)	(711)	(883)

Net loss	$(16,131)	$(277)	$(20,229)	$(701)

Net loss per common share:
Basic	$(0.77)	$(0.01)	$(0.97)	$(0.03)

Diluted	$(0.77)	$(0.01)	$(0.97)	$(0.03)

Shares used in computing net loss per common share:
Basic	20,841	20,399	20,886	20,265

Diluted	20,841	20,399	20,886	20,265

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Six Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(20,229)	$(701)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,385	1,020
Amortization of capitalized software development costs	86	34
Amortization of acquired intangible assets	1,474	1,453
Goodwill impairment	15,266	—
Share-based compensation expense	2,637	3,281
Foreign currency translation gain/(loss)	153	—
Excess tax benefits from share-based compensation	—	(130)
Deferred tax benefits	(1,435)	(434)
Changes in operating assets and liabilities:
Accounts receivable	1,780	(954)
Prepaid expenses and other current assets	2,456	(2,552)
Other assets	(110)	298
Accounts payable	(1,344)	1,407
Accrued expenses	(2,253)	(360)
Deferred revenue	452	991
Other long-term liabilities	—	444

Net cash provided by (used in) operating activities	318	3,797
Cash flows from investing activities:
Purchase of property and equipment	(900)	(1,474)
Capitalization of software development costs	(425)
Cash collected from license acquired in acquisition	77	81
Proceeds from sales and maturities of investments	11,310	28,666
Purchases of investments	(898)	(16,173)
Increase in restricted cash	(69)	—

Net cash provided by (used in) investing activities	9,095	11,100
Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and employee stock purchase	355	959
plans
Excess tax benefits from share-based compensation	—	130
Treasury shares purchased	(912)	—
Payment of withholding taxes in connection with settlement of restricted stock units	(230)	(708)

Net cash used in financing activities	(787)	381
Effect of exchange rate changes on cash and cash equivalents	(808)	157

Net increase (decrease) in cash and cash equivalents	7,818	15,435
Cash and cash equivalents at beginning of period	35,799	18,493

Cash and cash equivalents at end of period	$43,617	$33,928

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Non-GAAP financial measures and reconciliation:
GAAP loss from operations	$(17,300)	$(777)	$(19,740)	$(2,347)
Add: Share-based compensation	1,341	1,512	2,637	3,281
Add: Amortization of acquired intangible assets	678	727	1,474	1,453
Add: Goodwill impairment	15,266	—	15,266	—

Non-GAAP income (loss) from operations	$(15)	$1,462	$(363)	$2,387

GAAP loss before income taxes	$(17,623)	$(595)	$(20,940)	$(1,584)
Add: Share-based compensation	1,341	1,512	2,637	3,281
Add: Amortization of acquired intangible assets	678	727	1,474	1,453
Add: Goodwill impairment	15,266	—	15,266	—
Adjusted benefit from (provision for) income taxes	—	(493)	355	(945)

Non-GAAP net income (loss)	$(338)	$1,151	$(1,208)	$2,205

Diluted non-GAAP net income per common share	$(0.01)	$0.05	$(0.05)	$0.10

Shares used in computing non-GAAP net income per diluted common share:	22,559	21,868	22,449	21,881

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED SUMMARY OF SHARE-BASED COMPENSATION EXPENSE AND
AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
(In thousands)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Share-based compensation:
Cost of license	$13	$11	$30	$23
Cost of maintenance and services revenue	258	208	475	405
Sales and marketing expense	519	483	1,042	1,137
Research and development expense	240	343	474	677
General and administrative expense	311	467	616	1,039

Total share-based compensation expense	$1,341	$1,512	$2,637	$3,281

Amortization of acquired intangible assets:
Cost of license revenue	$228	$333	$539	$666
Operating expenses	450	394	935	787

Total amortization of acquired intangible assets	$678	$727	$1,474	$1,453